UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2023

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

5 Golden Beach, Caesarea, Israel	3088900
(Address of Principal Executive Offices)	(Zip code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

iBOT Acquisition

On November 19, 2023, Citrine Global, Corp. (the “Company”), the Company entered into a binding letter of intent (the “Agreement”) with iBOT Israel Botanicals Ltd. (“iBOT”) pursuant to which the Company will receive an 19% equity stake in iBOT on a fully diluted basis in consideration for which the Company which issue to iBOT 70,370,370 shares of the Company’s common stock. The Agreement also granted the Company an option, exercisable through June 30, 2024 and extendable, at the Company’s option, for an additional six months, to increase the Company’s shareholdings in iBOT to a total of 51% of iBOT’s equity on a fully diluted basis. The consideration for the increased equity position would be paid by a combination of shares and cash, as agreed by the Company and iBOT, provided that such consideration shall include a cash component that will be sufficient to cover iBOT’s operating budget for a 24 month period. iBOT is authorized to determine whether the Company’s exercise of the option, if any, will be through the issuance by iBOT of new shares to the Company or through the purchase by the Company of the requisite number of shares from existing iBOT shareholders.

It was determined that the purchase price for the iBOT equity was based on the discounted pre-company valuation of iBOT prepared by an independent third party valuator commissioned by the Company of $10,000,000. It was also agreed that all share issuances by the Company to iBOT would be calculated a per share price of $0.027, representing then the highest closing price of the Company’s common stock during the 30-day period preceding the authorization of the Company’s board of directors of the transaction.

Convertible Loans

On November 14, 2023, the holders of the convertible loans issued by Citrine High Tech 7 LP, Citrine Biotech 8 LP, and Citrine Biotech 9 LP (collectively, the “LPs”) entered into binding letters of intent pursuant to which the LPs agreed to extend the maturity date of the convertible loans from May 2024 to December 31, 2024. The consideration for the extension was the Company’s agreement to adjust the terms of the notes held by the LPs consistent with the terms of a subsequent financing that Citrine entered into in March 2023. The adjusted terms and conditions relating to the Note shall be memorialized in a written instrument which may include terms and conditions as Citrine Global and the LPs shall agree to.

Item 8.01 Other Events

On November 21, 2023, the Company issued a press release with respect to the agreement with iBOT. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

citrine global, CORP.

Date: November 21, 2023	By:	/s/ Ora Elharar Soffer
	Name:	Ora Elharar Soffer
	Title:	Chief Executive Officer (principal executive officer)